UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2025
Commission File Number 001-39223
SADOT GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
295 E. Renfro Street, Suite 209, Burleson Texas 76028
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 29, 2025, Sadot Group Inc. (the "Company") entered into a Secured Promissory Note (the "Note") with an individual lender (the "Lender"), pursuant to which the Company received financing in the principal amount of $238,986.87.
The Note bears interest at a rate of 10% per annum, calculated on the basis of a 365-day year and the actual number of days elapsed. The entire unpaid principal balance, together with all accrued and unpaid interest, is due and payable in one lump sum payment on October 29, 2026 (the "Maturity Date"). The Company may prepay the Note, in whole or in part, at any time without premium or penalty.
The Note is secured by a security interest in all assets of the Company, whether now owned or hereafter acquired, including but not limited to accounts, equipment, inventory, intellectual property, and all other personal property (collectively, the "Collateral"). The Lender has filed or will promptly file a UCC-1 Financing Statement with the appropriate filing offices to perfect the security interest in the Collateral.
The Note contains customary events of default, including failure to pay amounts when due (with a five-day cure period), material misrepresentations, and bankruptcy or insolvency events. Upon an event of default, the entire unpaid principal balance and all accrued interest become immediately due and payable, and the default interest rate increases to the lesser of 15% per annum or the maximum rate permitted by law. Upon default, the Lender has all rights and remedies of a secured party under the Uniform Commercial Code.
The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 29, 2025, the Board of Directors (the “Board”) of the Company increased the size of the Board from five to six and appointed Haggai Ravid, Chief Executive Officer of the Company, as a director. On October 29, 2025, David Errington, Ahmed Khan, Benjamin Petel, Stephen A. Spanos and Claudio Torres tendered their resignations as members of the Board. Such resignations were effective immediately upon acceptance by the Board and were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Immediately following the acceptance of the foregoing resignations on October 30, 2025, the Board:
•appointed Sean Schnapp, Alexander David, Liat Franco and Yuriy Shirinyan as directors of the Company to fill the vacancies created thereby; and
•reconstituted the Board’s standing committees as described below.
Each of the newly appointed directors will hold office until the next annual meeting of the Company’s stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal, in accordance with the Company’s bylaws.
There are no arrangements or understandings between any newly appointed director and any other person pursuant to which such person was appointed as a director. No newly appointed director is related to any other person serving as a director or executive officer of the Company. No newly appointed director has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The following is a brief summary of the business experience of each newly appointed director during the past five years. Haggai Ravid continues to serve as a director and as Chief Executive Officer of the Company.
Sean Schnapp
Sean Schnapp is an experienced finance professional with over 10 years of experience in strategic financial roles, including several years with publicly traded companies. He currently serves as the Director of Finance at DarioHealth Corp. (Nasdaq: DRIO), where he has been employed since 2021. In this role, he leads financial planning, reporting, M&A integration, and corporate finance initiatives. Prior to assuming this position, he served as the Company’s Corporate Controller, where he was responsible for managing financial reporting, internal controls, and audit readiness. Before joining DarioHealth, from 2019 to 2021, Mr. Schnapp held a finance role at the Edmond de Rothschild Group (Caesarea Development Corporation), where he oversaw group-level financial operations, investment analysis, and strategic planning initiatives. Mr. Schnapp began his career at Deloitte, where he worked from 2015 to 2018 as a CPA, auditing public and private companies across various industries and gaining substantial experience in financial reporting, regulatory compliance, and internal controls. He holds a bachelor’s degree in accounting and economics from Ono Academic College and is a certified public accountant in Israel.
Alexander David
Alexander David is a business development consultant and operational strategist with more than ten years of experience advising companies on growth and transformation initiatives. From 2023 to 2025, Mr. David provided consulting services to multiple privately held small businesses, focusing on operational efficiency and strategic growth. From 2019 to 2023, he served as a scientific advisor and strategic business development consultant to a small-scale biotechnology startup. From 2016 to 2019, he was engaged as a consultant by Pfizer Inc., where he contributed to preclinical drug development and operational scalability initiatives. Mr. David studied to earn a Bachelor of Science in Biomedical Engineering at Carnegie Mellon University and later completed additional coursework in Computer Science at the University of California, Los Angeles.
Liat Franco
Liat Franco is a licensed attorney admitted to the bars of New York (2003), California (2004) and Israel (2009). She holds a B.A., magna cum laude, in Communication from the University of California at Los Angeles (2000), a J.D. from UCLA School of Law (2003), an LL.M. in Law and Technology from the University of Haifa (2011) and a Ph.D. in Law from the University of Haifa (2018). Since 2020, Ms. Franco has served as a Lecturer at Zefat Academic College, School of Law. From 2010 to 2017, she was a Teaching Fellow at Carmel Academic College, School of Law and a Teaching Assistant at the University of Haifa, Faculty of Law (2014). She has developed and led academic programs, including the College Mentoring Program and management of legal databases.
Ms. Franco is an expert in cyber law, children’s rights in the digital age, intellectual property and related fields. She is the author of a Ph.D. dissertation on “Cyberbullying, an Evolving Phenomenon Amongst Children and Youth—Demands Reframing Local and International Law” and numerous peer-reviewed publications in leading journals, including the Washburn Law Journal, Penn State Journal of Law & International Affairs, Santa Clara Journal of International Law and others. She serves as a reviewer for the International Journal of Bullying Prevention (Springer).
Yuriy Shirinyan
Yuriy Shirinyan is a seasoned senior-level security specialist with 16 years of experience working within fast-paced and high-threat environments in the U.S. and overseas. He holds an active U.S. Department of State Top Secret Security Clearance. From April 2015 to March 2019, Mr. Shirinyan served as a High Threat Protective Specialist at Triple Canopy-Basra / Global Integrated Security in Iraq (U.S. Consulate), including roles as High Threat Senior Guard Shift Supervisor (2011-2015) and Senior Content/Executive Protection Supervisor (2005-2010). From July 2010 to September 2011, he was a High Threat Senior Guard Shift Supervisor at Armor Group North America in Kabul, Afghanistan (U.S. Embassy). Mr. Shirinyan is a veteran of the United States Marine Corps, where he completed a deployment to Iraq in support of Operation Iraqi Freedom and received numerous awards, including the Purple Heart and Combat Action Ribbon. He holds a Bachelor of Arts in Homeland Security from American Military University and is POST-certified Firearms Instructor with extensive training in protective operations, counter-terrorism, tactical medicine and more. He is fluent in Russian and proficient in Armenian.
Board Committees
Effective October 30, 2025, the Board reconstituted its standing committees as follows:
•Audit Committee: Sean Schnapp (Chairperson and audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K), Liat Franco and Alexander David;
•Compensation Committee: Alexander David (Chairperson) and Liat Franco; and
•Nominating and Corporate Governance Committee: Liat Franco (Chairperson) and Yuriy Shirinyan.
The Company is not currently aware whether any of the newly appointed directors (other than Mr. Ravid, who serves as the Company’s Chief Executive Officer) qualify as “independent” directors under the listing standards of The Nasdaq Stock Market LLC. The Company intends to evaluate the independence of its directors in due course.

Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
10.1	Secured Promissory Note dated October 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: October 30, 2025